Exhibit 99.1
LUMINEX CORPORATION REPORTS SECOND QUARTER 2008 RESULTS
AUSTIN, Texas (August 7, 2008) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the second quarter and six months ended June 30, 2008. Financial and operating highlights include the following:
•	Consolidated total revenue of $24.3 million, a 38.7 percent increase year-over-year

•	System shipments of 203 resulting in cumulative shipments to date of 5,402, up 19.4 percent from a year ago; representing the seventh consecutive quarter of system shipments of 200 or more

•	Consumable and royalty revenues up 157 percent and 55 percent, respectively, from the second quarter of 2007

•	Consolidated gross profit margin of 68 percent for the second quarter

•	Raised net proceeds of $74.8 million in a public offering of 4,025,000 shares of common stock

•	Continued to improve our position in the Cystic Fibrosis testing market with several contracts and renewals including the Children’s Hospital of Eastern Ontario, which standardized on xTAG™ Cystic Fibrosis Kit (CF39)
Consolidated revenue for the second quarter of 2008 was $24.3 million, a 38.7 percent increase over second quarter 2007 revenue of $17.5 million. Net loss for the second quarter of 2008 was $1.0 million, or ($0.03) per share, compared with net loss of $12.1 million, or ($0.34) per share, for the same period last year. Net loss for the second quarter of 2008 included non-cash charges of $1.7 million in stock compensation expense associated with SFAS 123R and $0.5 million associated with the amortization of intangible assets.
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LMNX Reports Second Quarter 2008 Results

August 7, 2008
LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended June 30,
	2008	2007
Revenue
Technology group	$20,258	$13,565
Assay group	4,083	3,983

	24,341	17,548
Operating income (loss)
Technology group	2,461	(1,608)
Assay group	(2,975)	(10,636	)(1)

Operating income (loss)	(514)	(12,244)

(1)	The three months ended June 30, 2007 includes an in process research and development expense of $8.0 million for in process research and development acquired with LMD which was not technologically feasible as of the acquisition date and had no alternative future use.
“We are pleased with our results for the second quarter, which maintains our momentum in 2008,” said Patrick J. Balthrop, President and Chief Executive Officer of Luminex. “We are particularly pleased with our 38.7 percent revenue growth, all of which is organic. We are also pleased to have delivered very healthy gross margins of 68 percent. Our results are also balanced with a good performance in both the Technology Segment and the Assay Segment. Our continued instrument placements and consumables growth in our Technology Segment is an indication of the increased acceptance of our proprietary xMAP Technology-based products and platforms. Our Assay Segment also delivered strong results, and we expect to continue to advance our pipeline through regulatory submissions and product development initiatives in 2008. Our follow on offering went extremely well and with an even stronger balance sheet, we are now well positioned to promptly respond to opportunities within our targeted market segments. Additionally, we have previously stated that our goal was to hold SG&A expense flat versus the fourth quarter 2007 run rate, net of one-time or unusual events, and we are pleased to say that we delivered on this objective for the second quarter in a row.”
FINANCIAL OUTLOOK AND GUIDANCE
The Company reaffirms its specific annual revenue guidance for 2008 of total revenue between $95 million and $105 million.
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LMNX Reports Second Quarter 2008 Results

August 7, 2008
CONFERENCE CALL
Management will host a conference call to discuss the operating highlights and financial results for the second quarter ended June 30, 2008, on Thursday, August 7, 2008, at 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for one year on the website using the ‘replay’ link.
ABOUT LUMINEX CORPORATION
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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LMNX Reports Second Quarter 2008 Results

August 7, 2008
LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$102,679	$27,233
Short-term investments	9,876	6,944
Accounts receivable, net	10,042	11,827
Inventory, net	8,513	6,508
Other	1,833	856

Total current assets	132,943	53,368
Property and equipment, net	12,366	12,673
Intangible assets, net	16,861	16,919
Goodwill	39,617	39,617
Other	857	982

Total assets	$202,644	$123,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,816	$3,346
Accrued liabilities	6,100	6,811
Deferred revenue and other	3,019	2,410

Total current liabilities	12,935	12,567
Long-term debt	3,551	2,976
Deferred revenue and other	4,583	4,536

Total liabilities	21,069	20,079

Stockholders’ equity:
Common stock	40	35
Additional paid-in capital	271,376	191,218
Accumulated other comprehensive gain	49	(8)
Accumulated deficit	(89,890)	(87,765)

Total stockholders’ equity	181,575	103,480

Total liabilities and stockholders’ equity	$202,644	$123,559

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LMNX Reports Second Quarter 2008 Results

August 7, 2008
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Revenue	$24,341	$17,548	$47,353	$34,155
Cost of revenue	7,778	7,211	15,533	13,388

Gross profit	16,563	10,337	31,820	20,767
Operating expenses:
Research and development	5,025	3,865	9,456	6,571
Selling, general and administrative	12,052	10,716	24,146	18,812
In-process research and development expense	—	8,000	—	8,000

Total operating expenses	17,077	22,581	33,602	33,383

Loss from operations	(514)	(12,244)	(1,782)	(12,616)
Interest expense from long-term debt	(134)	(334)	(269)	(419)
Other income, net	(181)	421	139	1,028
Income taxes	(130)	101	(213)	87

Net loss	$(959)	$(12,056)	$(2,125)	$(11,920)

Net loss per share, basic	$(0.03)	$(0.34)	$(0.06)	$(0.36)

Shares used in computing net loss per share, basic	35,698	35,006	35,559	33,504
Net loss per share, diluted	$(0.03)	$(0.34)	$(0.06)	$(0.36)

Shares used in computing net loss per share, diluted	35,698	35,006	35,559	33,504
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LMNX Reports Second Quarter 2008 Results

August 7, 2008
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Operating activities:
Net loss	$(959)	$(12,056)	$(2,125)	$(11,920)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,648	1,837	3,305	2,377
In-process research and development expense	—	8,000	—	8,000
Stock-based compensation and other	1,692	1,593	3,421	3,100
Loss on disposal of assets	7	34	7	88
Other	124	4	592	4
Changes in operating assets and liabilities:
Accounts receivable, net	1,734	(580)	1,785	(1,657)
Inventory, net	(1,076)	(689)	(2,005)	(721)
Prepaids and other	(638)	(460)	(931)	(120)
Accounts payable	348	(2,263)	638	(3,817)
Accrued liabilities	1,325	772	(1,056)	(2,353)
Deferred revenue	(32)	(217)	592	143

Net cash provided by (used in) operating activities	4,173	(4,025)	4,223	(6,876)

Investing activities:
Net (sales) purchases of held-to-maturity investments	(1,951)	2,185	(2,933)	9,710
Purchase of property and equipment	(1,107)	(1,724)	(1,894)	(3,329)
Acquisition of business, net of cash acquired	—	(744)	—	(2,735)
Unsuccessful acquisition activity	(412)	—	(412)	—
Acquired technology rights	(982)	(265)	(982)	(265)
Proceeds from sale of assets	—	30	—	30

Net cash (used in) provided by investing activities	(4,452)	(518)	(6,221)	3,411

Financing activities:
Payments on debt	(134)	(117)	(134)	(12,345)
Proceeds from secondary offering, net of offering costs	74,779	—	74,779	—
Proceeds from issuance of common stock	1,962	159	2,770	174
Other	—	7	—	7

Net cash provided by (used in) financing activities	76,607	49	77,415	(12,164)

Effect of foreign currency exchange rate on cash	(9)	135	29	51
Change in cash and cash equivalents	76,319	(4,359)	75,446	(15,578)
Cash and cash equivalents, beginning of period	26,360	16,195	27,233	27,414

Cash and cash equivalents, end of period	$102,679	$11,836	$102,679	$11,836

Supplemental disclosure of cashflow information:
Interest and penalties paid	$23	$254	$25	$1,335
Supplemental disclosure of non-cash effect of acquisitions:
Purchase price	$—	$(744)	$—	$(47,745)
Common stock issued	—	—	—	41,755
Conversion of Tm options and warrants	—	—	—	2,315
Cash acquired	—	—	—	940

Acquisition, net of cash acquired	$—	$(744)	$—	$(2,735)

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